UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

SWINGPLANE VENTURES, INC.
Exact name of registrant as specified in its charter

Nevada	000-54571	27-2919616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alcantara 200, piso 6, Las Condes, Santiago, Chile	7550159
(Address of principal executive offices)	(Zip Code)

(800) 373-0537
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Officers:

On September 24, 2013, Carlos De la Torre resigned from his position as Treasurer and Chief Financial Officer of Swingplane Ventures, Inc. (the “Company”).

Election of Directors; Appointment of Certain Officers:

On September 24, 2013, the Board of Directors of the Company elected Dimitrios Trikeriotis as Treasurer, Chief Financial Officer and a director of the Company.

Mr. Trikeriotis, 49, is a private businessman residing in Guangzhou  Guangdong, China. From 2009 to present he has been a self-employed business consultant, consulting, advising and assisting companies that either wish to sell products to China, to set up operations in China or seeking specialized products for either production or purchasing from China.  He has been spending a substantial amount of his time in the development and operation of a mining process platform designed for small mines processing a wide range of minerals and ores resulting in a product being able to produce high valued and high percentage refined products.  As of 2011 he has established a number of companies to exploit this niche in the mining sector and to sell finished products mainly to China.  The first modular and mobile platform is under contract with a U.S. company.  From 2004 to 2009, Mr. Trikeriotis was the owner and managing director of ITCL Group, operating in Hong Kong, China.  The Company had 20 employees and consultants under management working with an extensive network of Chinese based suppliers and products and Chinese purchasers in all industries.  He has extensive knowledge in manufacturing, process, organization, budgeting, new product development, sourcing, quality controls, managing of people, costing, market positioning, strategy, networking, costs cutting, restructuring, production flows, market understanding, new concepts, needs, niche markets.

He is not an officer and director of any other reporting issuer.

The Company is currently in negotiations to acquire certain mineral claims in Mexico.  Pursuant to the acquisition, if closed, a company related to Mr. Trikeriotis may receive shares in the acquisition.   Negotiations have not yet been finalized and no agreements are currently in place.  The Company intends to execute a letter of intent before October 4, 2013 on the project and definitive agreements immediately upon the completion of an NI 43-101 report.   Mr. Trikeriotis will abstain from voting on the acquisition as a member of the Board of Directors.  Mr. Trikeriotis is currently sourcing equipment in China for the project should it close as anticipated.

Mr. Trikeriotis does not currently hold any other positions with the Company.   He does not have family relationship with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.  Other than disclosed herein, there is no material plan, contract or arrangement (whether or not written) to which Mr. Trikeriotis is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Trikeriotis, or any grant or award to him or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Trikeriotis.   Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWINGPLANE VENTURES, INC.

Dated: October 1, 2013	By:	/s/ Carlos De la Torre
	Name:	Carlos De la Torre
`	Title:	Chief Executive Officer, President, Secretary and Director